BOARD OF TRUSTEES

CAPITOL SERIES TRUST

POWER OF ATTORNEY

We, the undersigned members of the Board of Trustees of Capitol Series Trust (the “Trust”), hereby constitute and appoint Matthew J. Miller, President to the Trust, Tiffany R. Franklin, Secretary to the Trust, and Tina H. Bloom, Director of Fund Administration at Ultimus Fund Solutions, LLC, as our true and lawful attorneys and agents with full power to sign for us in his or her capacity, on any or all Registration Statements and amendments thereto, including without limitation a Registration Statement on Form N-1A, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to Capitol Series Trust, and hereby ratify and confirm our signatures as they may be signed by said attorneys and agents.

We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 16th day of June, 2016.

June 16, 2016	/s/ R. Jeffrey Young
R. Jeffrey Young, Chairman

June 16, 2016	/s/ Walter B. Grimm
Walter B. Grimm, Trustee

June 16, 2016	/s/ Mary Madick Morrow
Mary Madick Morrow, Trustee